POWER OF ATTORNEY

Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints each of Jon Sisulak and Sarah C. Lauber, and any of their substitutes, signing singly, the undersigned’s true and lawful attorney‑in‑fact to:
(1)
take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) using the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next or any successor filing system and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain credentials, codes and passwords enabling the undersigned to make filings and submissions using the EDGAR system, and legally binding the undersigned for purposes of the Form ID or such other documents;

(2)
execute, file and deliver for and on behalf of the undersigned (in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”)), any and all Forms 3, 4 and/or 5, and any amendments thereto, or any other forms that are necessary or advisable for the undersigned to file under Section 16(a) of the Exchange Act, as well as any Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended, (collectively, “Documents”) with respect to the undersigned’s holdings of and transactions in the securities issued by Douglas Dynamics, Inc., a Delaware corporation (the “Company”).

(3)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the SEC and any stock exchange or similar authority;

(4)
act as an account administrator or a delegated administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators or delegated administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators or delegated entities, as applicable;

(5)
cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;

(6)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion; and

(7)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants to each such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney‑in‑fact (or such attorney‑in‑fact’s substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each attorney‑in‑fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney‑in‑fact’s substitute or substitutes or the Company assuming, any of the undersigned’s responsibilities to comply with the Exchange Act or the Securities Act, as the case may be, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.
The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Documents and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys‑in‑fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of October 2025.

/s/ Bradley M. Nelson
Bradley M. Nelson